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EXHIBIT 32.2

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

        The undersigned, Michael P. McGee, the Chief Financial Officer of International Rectifier Corporation (the "Company"), pursuant to 18 U.S.C. §1350, hereby certifies that:

  (i)
  the annual report on Form 10-K of the Company for the fiscal year ended June 30, 2003 (the "Report) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (ii)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 6, 2003
/s/ MICHAEL P. MCGEE Michael P. McGee Executive Vice President and Chief Financial Officer

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WRITTEN STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350